Exhibit 99.1

SNAP INTERACTIVE, INC. TO HOST FIRST QUARTER 2013
EARNINGS CONFERENCE CALL

NEW YORK, NY, April 26, 2013 — Snap Interactive, Inc. (OTCBB: STVI), a leading social dating developer, announced today that it has scheduled a conference call on Wednesday, May 1, 2013 at 4:30 p.m. Eastern time to discuss its financial results for the quarter ended March 31, 2013.

The conference call will be accessible by telephone at 800-857-5233, passcode: SNAP.

A replay of this conference call will be available on the Company’s website under the Investor Presentation tab within 24 hours after completion of the call and will remain available for sixty days.

About Snap Interactive, Inc.

Snap Interactive, Inc. (“SNAP”) develops, owns and operates a social dating application for social networking websites and mobile platforms.  SNAP’s flagship brand, AYI is one of the largest social dating applications on the Internet with millions of monthly active users on the Facebook platform, and offers a completely integrated Facebook, iPhone, Android and Web and mobile dating application.  With 51% of singles reporting “bad” experiences when meeting people online, AYI’s mission is to improve the experience of meeting new people by integrating a user’s friends and interests to enable more meaningful connections.  For more information, please visit http://www.snap-interactive.com/, its blog at http://devblog.snap-interactive.com, on Facebook at facebook.com/SnapInteractiveInc and on Twitter at @SNAPInteractive.

The contents of our websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook® is a registered trademark of Facebook Inc. iPhone® is a registered trademark of Apple Inc.  AYI® is a registered trademark of Snap Interactive, Inc.

PR Contact:

Kayla Inserra
Kayla@specopscomm.com
919-601-2247

IR Contact:

Denise Garcia
IR@snap-interactive.com